 INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (Agreement) is made and entered into on this 26th day of July 2018 by and between iCrowdU Inc., a corporation registered under the laws of the State of Nevada with its registered business address located at 1495 Ridgeview Dr., Suite 220, Reno, NV 89519, USA (iCrowdU), and AB International Group Corp., a public corporation registered under the laws of the State of Nevada with its principal place of business located at 16th Floor, Rich Towers, 2 Blenheim Avenue, Kowloon, Hong Kong SAR (Investor). iCrowdU and the Investor are sometimes collectively referred to herein as the “Parties” or individually as “Party”.

RECITALS

WHEREAS iCrowdU and the Investor hereto desire to enter into an Agreement whereby Investor provides investment capital and stock in exchange for shares of iCrowdU.

AGREEMENT

IN CONSIDERATION of the Agreement contained herein, the Parties agree as follows:

1)	PURCHASE OF SHARES

1.1	Investor agrees to purchase 40% of iCrowdU (in addition to the 11.1401% already purchased) in exchange for 8,000,000 shares in Investor as well as an investment of US $10,000,000. This investment will be executed via the following steps:
a.	Investor will acquire 8,000,000 shares in iCrowdU in exchange for 8,000,000 shares in Investor. Shares in Investor will be paid to Alexander Holtermann (70%) and Ian Wright (30%).

•    This share exchange will occur immediately upon the signing of this agreement, giving Investor an immediate 51.1401% holding in iCrowdU.

b.	Investor will invest US $10,000,000 in stages over the 18 months following the signing date of this agreement.

2)	RETURN OF INVESTMENT

2.1	If a minimum of US $2,000,000 is not invested into Company in accordance with the terms of this agreement, all shares in Company not purchased, will be returned to Company in exchange for the same number of shares in investor.
2.2	If the US $10,000,000 has not been invested by Investor within 18 months from the date first written above, company will be free to dilute its stock at the will and discretion of management.

3)	DILUTION

Provided this agreement is adhered to and completed with the investment of US $10,000,000 into Company, Company agrees not to dilute Investors holdings for a period of 18 months following the completion of this Agreement.

4)	TERMS

4.1	Both Parties agree that iCrowdU Management will remain in complete control of the daily operations and strategic decision-making of iCrowdU for a period of no less than 5 years after the date first written above, unless Management decides on their own volition to leave iCrowdU prior to the expiration of the 5-year period.
4.2	Should Investor ever want to sell its shares in iCrowdU, it must offer iCrowdU Management the first right of refusal to purchase those shares at no more than the price Investor paid.
5)	MISCELLANEOUS

5.1	This Agreement may only be terminated prior to completion with written confirmation of both Investor and Company.

5.2	This Agreement shall be governed, construed and enforced in accordance with the law of the State of Nevada without reference or regard to principles of conflicts of laws.

5.3	If any provisions of this Agreement are held by a court of competent jurisdiction to be invalid or unenforceable, the validity of the remaining provisions shall not be affected. The invalid or unenforceable provision shall be replaced by a valid and enforceable provision that will meet the purpose of the invalid or unenforceable provision as closely as possible.

5.4	No Parties may assign or otherwise transfer this Agreement or any of its rights and obligations to any third party without the prior written consent of the other Party, which consent will not be unreasonably withheld.

5.5	This Agreement may not be amended, supplemented, canceled or discharged, except by written agreement of the Parties.

iCrowdU Inc. | 1495 Ridgeview Drive, Suite 220, Reno, NV 89519, USA | www.icrowdu.com

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iCrowdU Inc. | Investor Agreement | Page 2 | 2

5.6	No amendment or waiver of any provision of this Agreement shall be implied by any failure of any Party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently, and in no event shall any amendment or waiver of any provision of this Agreement be effective against any party hereto unless expressed in writing signed by that party. No express waiver shall affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

5.7	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior discussion and writings. Any subsequent or ancillary agreements, amendments or additions shall be made in writing.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

AB International Group Corp.

a Nevada Corporation

Signature: /s/ Chiyuan Deng

Name: Chiyuan Deng

Title: CEO

iCrowdU Inc.

a Nevada Corporation

Signature: /s/ Alexander Holtermann

Name: Alexander Holtermann

Title: CEO

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